                                                               EXHIBIT 10(k)(1).







                                U.S. $100,000,000


                              AMENDED AND RESTATED
                         REVOLVING CREDIT LOAN AGREEMENT


                         Dated as of December 29, 1997


                                     between


                               KOGER EQUITY, INC.
                                   as Borrower


                                       and


                            FIRST UNION NATIONAL BANK
                   F/K/A FIRST UNION NATIONAL BANK OF FLORIDA
                                       and
                    MORGAN GUARANTY TRUST COMPANY OF NEW YORK
                                       and
                                  AMSOUTH BANK
                                       and
                          GUARANTY FEDERAL BANK F.S.B.

                            collectively, the Lenders

                                TABLE OF CONTENTS


ARTICLE I             DEFINITIONS AND ACCOUNTING TERMS................................1
         SECTION 1.1.  Certain Defined Terms..........................................1
         SECTION 1.2.  Accounting Terms...............................................9

ARTICLE II            AMOUNT AND TERMS OF ADVANCES....................................9
         SECTION 2.1.  Advances.......................................................9
         SECTION 2.2.  Making Advances................................................9
         SECTION 2.3.  Loan Term Extension; Extension Fee............................11
         SECTION 2.4.  Unused Fee....................................................12
         SECTION 2.5.  Repayment of Advances; Prepayments............................12
         SECTION 2.6.  Interest Rate; Default Rate...................................12
         SECTION 2.7.  Payments and Computations.....................................13
         SECTION 2.8.  Evidence of Indebtedness......................................13
         SECTION 2.9.  Prior LIBOR Advances..........................................13

ARTICLE III           CONDITIONS OF LENDING..........................................13
         SECTION 3.1.  Conditions Precedent to Advances..............................13
         SECTION 3.2.  Conditions Precedent to Certain Advances......................16

ARTICLE IV            ADDITION, SUBSTITUTION AND RELEASE OF COLLATERAL...............16
         SECTION 4.1.  General Right to Add, Substitute or Release Collateral........16
         SECTION 4.2.  Requirements for Release of Collateral........................17
         SECTION 4.3.  Requirements for Addition or Substitution of Collateral.......18
         SECTION 4.4.  Lenders' Approval of Addition or Substitution of Collateral...21

ARTICLE V             CERTAIN MATTERS CONCERNING THE COLLATERAL......................21
         SECTION 5.1.  Inspections...................................................21
         SECTION 5.2.  Appraisals....................................................21
         SECTION 5.3.  Insurance.....................................................22
         SECTION 5.4.  Taxes and Assessments.........................................22
         SECTION 5.5.  Tax and Insurance Deposits....................................23
         SECTION 5.6.  Tax Service Contract; Annual Tax Searches.....................23
         SECTION 5.7.  Due on Sale...................................................24
         SECTION 5.8.  Loss and Restoration following Casualty or Condemnation.......24

ARTICLE VI            REPRESENTATIONS AND WARRANTIES.................................25
         SECTION 6.1.  Representations and Warranties of Borrower....................25

ARTICLE VII           COVENANTS OF BORROWER..........................................27
         SECTION 7.1.  Affirmative Covenants.........................................27
                  (a) Costs and Expenses.............................................27
                  (b) Rent Roll......................................................28
                  (c) Compliance with Governmental Requirements......................28
                  (d) Preservation of Corporate Existence............................28
                  (e) Preservation and Maintenance of Collateral.....................28
                  (f) Reporting Requirements.........................................29
                  (g) Notice of Failure to Perform...................................29
         SECTION 7.2.  Negative Covenants............................................29
                  (a) Use of Loan Proceeds...........................................29
                  (b) Structural Alterations.........................................30
                  (c) Change in Nature of Business...................................30
                  (d) Transactions with Subsidiaries.................................30

ARTICLE VIII          DEFAULT........................................................30
         SECTION 8.1.  Events of Default.............................................30
         SECTION 8.2.  Remedies following an Event of Default........................32
         SECTION 8.3.  Default Interest..............................................32

ARTICLE IX            MISCELLANEOUS..................................................32
         SECTION 9.1.  Prior Loan Agreement..........................................32
         SECTION 9.2.  Amendments, Etc...............................................32
         SECTION 9.3.  Indemnification and Limitation of Claims......................32
         SECTION 9.4.  Notices.......................................................33
         SECTION 9.5.  No Waiver; Remedies...........................................35
         SECTION 9.6.  Binding Effect; Assignment....................................35
         SECTION 9.7.  Governing Law; Jurisdiction and Venue.........................35
         SECTION 9.8.  Severability..................................................35
         SECTION 9.9.  Headings......................................................35
         SECTION 9.10. Counterparts..................................................36
         SECTION 9.11. WAIVER OF TRIAL BY JURY.......................................36

SIGNATURE PAGE; SCHEDULE OF EXHIBITS.................................................35

                              AMENDED AND RESTATED
                         REVOLVING CREDIT LOAN AGREEMENT

         THIS AMENDED AND RESTATED REVOLVING CREDIT LOAN AGREEMENT dated as of December 29 , 1997, by and between KOGER EQUITY, INC., a Florida corporation, and FIRST UNION NATIONAL BANK, a national banking association f/k/a First Union National Bank of Florida, and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York banking corporation, AMSOUTH BANK, a state banking corporation, and GUARANTY FEDERAL BANK F.S.B., a federal savings bank.

                                   BACKGROUND

         This Amended and Restated Revolving Credit Loan Agreement amends and restates that certain Revolving Credit Loan Agreement dated April 7, 1997 by and among First Union National Bank of Florida, a national banking association, Morgan Guaranty Trust Company of New York, a New York banking corporation and Koger Equity, Inc., a Florida corporation (the "Prior Loan Agreement"). The covenants, terms and provisions of this Agreement shall apply and shall govern the administration of the Loan and the making of Advances from and after the date of execution of this Agreement.

         IN CONSIDERATION of the mutual covenants herein contained, Borrower and The Lenders agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Advance" means any disbursement of principal out of the available undisbursed Loan Amount by the Lenders to Borrower.

                  "Agent" means First Union National Bank, in its capacity as administrative agent for the Lenders.

                  "Agent's Counsel" means LeBoeuf, Lamb, Greene & MacRae, L.L.P.

                  "AmSouth" means AmSouth Bank, a state banking corporation.

                  "Assignment of Contracts" means each Assignment of Contracts, Licenses and Permits dated the Closing Date or on any Collateral Change Date given by Borrower to and in favor of the Lenders, assigning to the Lenders all of Borrower's interest in all contracts, licenses, permits, approvals, warranties, guaranties, service contracts, equipment leases, deposits and water and sewer rights relating to the Collateral located in each State.

                  "Borrower" means Koger Equity, Inc., a Florida corporation.

                  "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and Jacksonville, Florida, and, if the applicable Business Day relates to any LIBOR Advances, on which dealings are carried on in the London interbank market and banks are open for business in London, England.

                  "Closing Date" means December 29, 1997.

                  "Code" means the Internal Revenue Code, as amended, and Regulations promulgated thereunder.

                  "Collateral" means the real property described on attached Exhibit A, and all easements and appurtenances thereto, and all improvements, furniture, fixtures and equipment, and related tangible and intangible personal property owned or leased by Borrower located thereon or used and useful in connection therewith, and such other real property and easements and appurtenances thereto, and improvements, furniture, fixtures and equipment, and related tangible and intangible personal property owned or leased by Borrower located thereon or used and useful in connection therewith, now or hereafter mortgaged, assigned, granted or conveyed by Borrower to the Lenders or a trustee for the benefit of the Lenders as security for the payment and performance of the Obligations, pursuant to the terms, covenants and conditions of this Agreement and the other Loan Documents.

                  "Collateral Change Date" means the effective date of any (i) release of property from the Collateral, or (ii) addition of property to the Collateral as additional Collateral or in substitution of property released or to be released from the Collateral, as the case may be, pursuant to Article IV.

                  "Debt" means, at any time, without duplication, (A) as shown on Borrower's balance sheet (i) all indebtedness of Borrower or any Subsidiary for borrowed money or for the deferred purchase price of property or services and (ii) all indebtedness of Borrower or any Subsidiary evidenced by a note, bond, debenture or similar instrument (whether or not disbursed in full in the case of a construction loan); (B) the face amount of all letters of credit issued for the account of Borrower or any

Subsidiary and all unreimbursed amounts drawn thereunder; (C) all contingent obligations, including direct or indirect guaranties and completion guaranties, of Borrower or any Subsidiary; (D) all payment obligations of Borrower or any Subsidiary under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars and similar agreements) and currency swaps and similar agreements which were not entered specifically in connection with the Debt referred to in clauses (A), (B) or (C) above; (E) obligations of Borrower or any Subsidiary as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital or financing leases; and (F) liabilities of Borrower or any Subsidiary in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

                  "Default" has the meaning set forth in Section 8.1.

                  "Default Rate" means a rate of interest equivalent to the LIBOR Interest Rate (using LIBOR based on a 6-month Interest Period) plus 7.00%, calculated on the basis of a 360 day year.

                  "EBITDA" means, for any period and without duplication, net earnings (loss) of Borrower for such period (excluding equity net earnings or net loss of Subsidiaries) plus the sum of the following amounts (but only to the extent included in determining net income (loss) for such period): (a) depreciation and amortization expense and other non-cash charges of Borrower for such period plus (b) interest expense of Borrower for such period plus (c) income tax expense of Borrower in respect of such period plus (d) extraordinary losses of Borrower, losses from sales of assets of Borrower and losses resulting from forgiveness of debt by Borrower, all for such period minus (e) extraordinary gains of Borrower and gains from sales of assets of Borrower for such period plus (f) distributions of cash received by Borrower during such period from any of its Subsidiaries.

                  "ERISA" means the Employment Retirement Income Security Act of 1974, as amended from time to time, and rules and regulations promulgated thereunder.

                  "Event of Default" has the meaning set forth in Section 8.1.

                  "Extension Fee" means a non-refundable fee equivalent to 0.125% of the Loan Amount.

                  "Financial Covenants" has the meaning set forth in Section 3.1(a).

                  "FUNB" means First Union National Bank f/k/a First Union National Bank of Florida, a national banking association.

                  "Funding Date" means each date on which the Lenders make an Advance, or, in the case of the continuation of an outstanding LIBOR Advance, the next Business Day following the last day of the Interest Period applicable to such outstanding LIBOR Advance.

                  "GAAP" means generally accepted accounting principles consistently applied.

                  "GFB" means Guaranty Federal Bank F.S.B., a federal savings bank.

                  "Governmental Requirements" means the requirements and mandates of all governmental laws, statutes, rules, regulations, ordinances or requirements, including, without limitation, regulations relating to protection of the environment, building and construction, highway access, disability access, asbestos, lead-based paint, zoning, land use and concurrency, and other regulations, applicable to the ownership, development, use or operation of the Collateral.

                  "Indemnification Agreement" means each Environmental Indemnification Agreement dated the Closing Date or any Collateral Change Date given by Borrower to and in favor of the Lenders with respect to the Collateral located in each State.

                  "Insurer" means American and Foreign Insurance Company, or such other insurer selected by Borrower and approved by the Lenders and otherwise authorized to transact business in each State and having an A.M. Best rating of "A-" or better and an asset size rating of "IX" or better.

                  "Interest Period" means the 1-month, 2-month, 3-month or 6-month period, as elected by Borrower pursuant to Section 2.2(a), for any LIBOR Advance, commencing on the Funding Date of such LIBOR Advance, and ending on the last date of such period elected by Borrower; provided, that the duration of any Interest Period that begins prior to the Maturity Date but otherwise would end after the Maturity Date shall end on the Maturity Date, and further provided, that if the last day of such Interest Period would otherwise occur on a day that is not a Business Day, then such last day shall be extended to the next succeeding Business Day.

                  "Koger Net Square Foot" means the floor area unit measurement utilized by Borrower in the ordinary course of its business in measuring the floor area of an office building owned by Borrower for which Borrower ordinarily would receive rent, as follows: (A) measurement is made from centerline of corridor partitions and partitions separating tenants, (B) measurement is made from centerline of glass or 3" into wall where no glass is present, for exterior and permanent walls, and
(C) no reduction in floor area is made for columns or other projections .

                  "Late Charge" means an amount equivalent to the lesser of 5.00% of any scheduled payment amount or the maximum late charge permitted under applicable laws of any State if the laws of such State are determined to govern the Notes or this Loan Agreement.

                  "Leases" means any tenant leases now or hereafter in existence in connection with the Collateral.

                  "Lease Assignment" means each Assignment of Leases and Rents, whether incorporated into any Security Deed or set forth in a separate document, dated the Closing Date or any Collateral Change Date given by Borrower to and in favor of the Lenders, assigning to the Lenders all of Borrower's interest in the Leases and Rents relating to the Collateral located in each State.

                  "Lenders" means collectively, FUNB, MGT, AmSouth and GFB and their respective successors and assigns.

                  "Lenders' Counsel" means legal counsel engaged by the Lenders from time to time in connection with the closing, administration, enforcement or collection of the Loan.

                  "LIBOR" means the interest rate at which 1-month, 2-month, 3-month or 6-month deposits (as elected by Borrower) in United States dollars are offered to prime banks in the London interbank market as reported on Telerate page 3750 as of 11:00 A.M. (London time), 2 Business Days before the Funding Date of any LIBOR Advance (or if not so reported, then as determined by FUNB from another recognized source or interbank quotation) in an amount approximately equal or comparable to such LIBOR Advance with a maturity equal to such Interest Period, as adjusted for reserves by dividing that rate by 1.00 minus the Reserve Requirement, if any.

                  "LIBOR Advance" means any Advance bearing interest at a LIBOR Interest Rate pursuant to Article II.

                  "LIBOR Interest Rate" means an annual rate of interest calculated on the basis of a 360 day year which is equivalent to LIBOR (as elected by Borrower) plus the applicable margin based upon the Borrower's leverage based on the most recent quarter's Borrowing Compliance Certificate measured on a quarterly basis in accordance with Section 3.1(a)(i) hereunder ("Borrower's Leverage"). The applicable margins are as follows:

                  (i) if Borrower's Leverage is less than .43:1.00 the LIBOR Interest Rate shall equal LIBOR plus one and one-quarter percent (1.25%) per annum;

                  (ii) if Borrower's Leverage is equal to or greater than .43:1.00 but no greater than .67:1.00, the LIBOR Interest Rate shall equal LIBOR plus 1.375% per annum; and

                  (iii) if Borrower's Leverage is greater than .67:1.00 and less than or equal to 1.00:1.00 the LIBOR Interest Rate shall equal LIBOR plus one and one-half percent (1.5%) per annum.

                  "Loan" means the revolving credit facility in an aggregate amount up to the Loan Amount made available by the Lenders to Borrower in accordance with the terms, covenants and conditions of this Agreement.

                  "Loan Amount" means $100,000,000.00 United States Dollars.

                  "Loan Documents" means this Agreement, the Notes, the Security Deeds, the Lease Assignments, the Assignments of Contracts, the Indemnification Agreements, and any other instruments, documents, affidavits or certificates given by Borrower to the Lenders or any trustee for the benefit of the Lenders in support of, or evidencing or securing, the Loan.

                  "Loan Term" means the term of the Loan, which shall commence on the Closing Date and shall expire on the Maturity Date.

                  "Maturity Date" means April 6, 1999, or such later date as may be established by an extension made pursuant to Section 2.3.

                  "MGT" means Morgan Guaranty Trust Company of New York, a New York banking corporation.

                  "Net Income" means, for any period, Borrower's net income determined in accordance with GAAP, adjusted to omit the straight line treatment of rent.

                  "Notice of Borrowing" means any written notice given by Borrower to the Lenders from time to time requesting an Advance or continuing any outstanding Advance for an additional Interest Period, if applicable, specifying the requested

Funding Date, the requested Interest Period, the requested amount of such Advance, and the interest rate elected by Borrower for such Advance.

                  "Notes" means collectively (i) the Substitution Revolving Promissory Note dated the Closing Date made by Borrower payable to the order of FUNB in the original principal amount of $35,000,000, (ii) the Substitution Revolving Promissory Note dated the Closing Date made by Borrower payable to the order of MGT in the original principal amount of $15,000,000, (iii) the Revolving Promissory Note dated the Closing Date made by Borrower payable to the order of AmSouth in the original principal amount of $25,000,000, and (iv) the Revolving Promissory Note dated the Closing Date made by Borrower payable to the order of GFB in the original principal amount of $25,000,000, together with any renewals, modifications or extensions thereof.

                  "Obligations" means each and every payment and performance covenant, condition or agreement of Borrower to or in favor of the Lenders or any trustee for the benefit of the Lenders under the Loan Documents, including, without limitation, Borrower's obligation to repay the Advances, together with interest accrued thereon, in accordance with this Agreement and the other Loan Documents.

                  "Plan" means any plan defined in Section 4021(a) of ERISA in respect of which Borrower or any Subsidiary is an "employer" or a "substantial employer" as said terms are defined in Section 3(5) and 40041(a)(2), respectively, of ERISA.

                  "Prime Advance" means any Advance bearing interest at the Prime Interest Rate pursuant to Article II.

                  "Prime Interest Rate" means an annual rate of interest equivalent to the interest rate (but not necessarily the best or lowest rate charged borrowing customers of FUNB) published or announced by FUNB from time to time as its prime rate, calculated on the basis of a 365 (or 366, if applicable) day year.

                  "REIT" means a Real Estate Investment Trust under ss.856-860 of the Code.

                  "Rents" means all rents, profits, issues, income and royalties received from the Leases or otherwise in connection with the Collateral.

                  "Rent Roll" means a document, certified by Borrower to be complete and correct, identifying all leases on any property that is or will become Collateral, the identity of the tenants thereunder, the location and floor area (both Koger Net Square Feet and actual floor area) of the leased premises thereunder, and the rent for the leased premises thereunder, and all other information pertaining to such leases as the Lenders shall require.

                  "Reportable Event" means any of the events set forth in
Section 4043(b) of ERISA.

                  "Reserve Requirement" means the maximum percentage reserve requirement, if any, applicable to FUNB (rounded to the next higher 1/100 of 1% and expressed as a decimal) in effect for any day during the Interest Period under the Federal Reserve Board's Regulation D for Eurocurrency Liabilities as defined therein.

                  "SEC" means the federal Securities Exchange Commission.

                  "Security Agreement" means each Security Agreement, whether incorporated into any Security Deed or set forth in a separate document, dated the Closing Date or any Collateral Change Date given by Borrower to and in favor of the Lenders, granting to the Lenders a first lien and security interest in that portion of the Collateral located in each State that constitutes tangible and intangible personal property.

                  "Security Deed" means each Deed to Secure Debt, Amended and Restated Deed to Secure Debt, Deed of Trust, Amended and Restated Deed of Trust, or Mortgage dated the Closing Date or any Collateral Change Date given by Borrower to and in favor of the Lenders or a trustee for the benefit of the Lenders, granting to the Lenders or such trustee a first lien and security interest or absolute title interest in that portion of the Collateral located in each State that constitutes real property, easements and appurtenances thereto, and improvements and fixtures, and sometimes incorporating a Security Agreement and/or Lease Assignment.

                  "Shareholders' Equity" means at any date Borrower's stockholders' equity (determined on a book basis), less its Intangible Assets, as determined as of such date. For purposes of this definition, "Intangible Assets" means with respect to any such intangible assets, (i) the amount (to the extent reflected in determining such stockholders' equity) of all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within 12 months after the acquisition of such business) subsequent to December 31, 1996, in the book value of any asset (other than Real Property Assets) owned by Borrower, and (ii) goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry forwards, copyrights, organization or developmental expenses and other intangible assets.

                  "State" means each state in which the Collateral is located.

                  "Subsidiary" means the corporations described on attached Exhibit G, which corporations are wholly-owned subsidiaries of Borrower, together with any other direct or indirect subsidiary of Borrower which falls within the meaning of "significant subsidiary" for federal securities law purposes.

                  "Summary Requirements" means the Summary Requirements for Additions to Collateral Pool Properties attached as Exhibit B.

                  "Title Commitment" has the meaning set forth in Section
4.3(b).

                  "Total Debt Service" means, for any period, an amount equal to the sum of (i) interest (whether paid, accrued or capitalized) actually payable by Borrower on its Debt, and (ii) scheduled payments of principal on such Debt, whether or not paid by Borrower (excluding balloon payments).

                  "Title Insurer" means Lawyers Title Insurance Company, and its authorized title agents in each State.

                  "Total Liabilities" means, at any date, total liabilities of Borrower determined in accordance with GAAP, relating to all wholly-owned properties of Borrower and Borrower's pro rata share of liabilities from consolidated and unconsolidated joint ventures, including Debt, and pro rata share of any joint venture obligations and contingent liabilities.

                  "Unused Fee" means a non-refundable fee equivalent of 0.20% per annum of the weighted average available but undisbursed proceeds under the Loan during the immediately preceding calendar quarter, based on the difference between (a) the Loan Amount (or weighted average thereof during such calendar quarter if the Loan Amount changes during such calendar quarter), and (b) the weighted average outstanding principal balance of the Loan during such calendar quarter.

                  SECTION 1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, consistently applied, except as otherwise stated herein.


                                   ARTICLE II
                          AMOUNT AND TERMS OF ADVANCES

                  SECTION 2.1. Advances. The Lenders agree, on the terms and conditions set forth in this Agreement, to make Advances to Borrower from time to time during the Loan Term in an aggregate amount not to exceed the Loan Amount.

Each Advance shall be in an amount not less than $1,000,000 (except that an Advance may be in a lesser amount if such amount constitutes the entire undisbursed principal of the Loan Amount). Subject to the terms and conditions of this Agreement, Borrower may borrow under this Section 2.1, repay under
Section 2.5, and reborrow under this Section 2.1, the Loan Amount.

                  SECTION 2.2. Making Advances. (a) Each Advance shall be made (or continued for an additional Interest Period, if applicable), following a Notice of Borrowing received by Agent not later than 2:00 P.M. (Eastern Standard
Time) on (i) in the case of a LIBOR Advance, the 4th Business Day prior to, or
(ii) in the case of a Prime Advance, the 2nd Business Day prior to, the requested Funding Date (which requested Funding Date must be a Business Day); provided, however, that:

                           (1) if Borrower fails to elect any particular interest rate, or if the requested Funding Date is less than 4 Business Days following such Notice of Borrowing, Borrower shall be deemed to have elected the Prime Interest Rate; and

                           (2) Borrower shall have delivered to Agent the statements referred to in Section 3.1(c) and Section 3.1(d) prior to or concurrently with the applicable Notice of Borrowing described above.

                  (b) Each Notice of Borrowing shall be irrevocable and binding on Borrower. Following any Notice of Borrowing, Borrower indemnifies and agrees to hold the Lenders harmless from and against any loss, cost or expense incurred by the Lenders as a result of any failure by Borrower to complete the borrowing specified in such Notice of Borrowing (whether or not due to a failure to fulfill on or before the date specified in such Notice of Borrowing the applicable conditions set forth in Article III), such losses, costs and expenses to include, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lenders to fund the Advance, when such Advance, as a result of such failure, is not made on the date requested for such Advance.

                  (c) Subject to fulfillment of the applicable conditions set forth in this Article II and Article III below, the Lenders will make the Advance not later than 2:00 P.M. (Eastern Standard Time) in the amount and on the date requested for such Advance in same-day funds at Agent's office at 301 South College Street, Charlotte, North Carolina, by wire transfer of such Advance on behalf of Borrower to Borrower's account maintained at FUNB, or to such other account as Borrower shall so direct by written notice to FUNB.

                  (d) LIBOR Advances shall be subject to the following additional conditions:

                           (1) if, at any time, (A) the Lenders shall determine that, by reasons of circumstances affecting foreign exchange and interbank markets generally, LIBOR deposits in the applicable amounts are not being offered to the Lenders, or (B) the introduction of or any change in or in the interpretation (including reversals) of any law or regulation makes it unlawful, or any central bank or governmental authority asserts that it is unlawful, for the Lenders to obtain funds in the London interbank market to fund or maintain a LIBOR Advance or otherwise to perform its obligations hereunder with respect to any such Advance, the Lenders' obligation to make or maintain any LIBOR Advance, and the right of Borrower to select any LIBOR Interest Rate, shall be suspended until the circumstances causing such suspension no longer exist, and the applicable LIBOR Interest Rate for any outstanding LIBOR Advance shall immediately be converted to the Prime Interest Rate for such LIBOR Advance for the remainder of the Interest Period;

                           (2) LIBOR Advances may be repaid or prepaid only on the last Business Day of the Interest Period applicable to such Advance. Borrower may elect to maintain any outstanding LIBOR Advance for an additional Interest Period by delivering a Notice of Borrowing to Agent making such election within the time period required for such notices as set forth in this Section 2.2. If any LIBOR Advance is not repaid or prepaid on the last Business Day of the Interest Period, and Borrower has not otherwise timely delivered a Notice of Borrowing electing to continue such LIBOR Advance for an additional Interest Period elected by Borrower in such Notice of Borrowing, Borrower will be deemed to have elected to maintain such Advance outstanding as a Prime Advance. If, as a result of a payment made by Borrower due to acceleration of the maturity of the Notes pursuant to Section 8.2 or due to any other reason, the Lenders receive payment of any principal amount of any LIBOR Advance on a day other than the last day of the Interest Period for such LIBOR Advance, or Borrower fails to make any payment of principal outstanding under any LIBOR Advance when due under the Notes, Borrower shall pay to Agent on demand that amount, if any, required to compensate the Lenders for additional losses, costs or expenses which the Lenders may incur as a result of such payment or nonpayment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lenders to fund or maintain such LIBOR Advance.

                  SECTION 2.3. Loan Term Extension; Extension Fee. At the end of the first year of the Loan Term, and at the end of each year of the Loan Term thereafter, if applicable, the Loan shall be subject to review by the Lenders for the purposes of determining the adequacy of the financial condition of Borrower and the condition of the lending relationship between Borrower and the Lenders. Based on such review and provided that no Event of Default exists, the Lenders may, in their discretion, elect to extend the Maturity Date for additional periods of 1 year each, provided, that upon the Lenders' approval, and Borrower's acceptance, of each 1-year extension of the Maturity Date, Borrower shall pay to Agent an Extension Fee as consideration for the Lenders' extension of the Loan Term. If the Lenders decline to extend the Maturity Date, or if Borrower declines to accept the Lenders' extension of the Maturity Date, then no Extension Fee will be payable by Borrower.

                  SECTION 2.4. Unused Fee. After the Closing Date, in consideration for the Lenders' reservation of funds for availability for borrowing under the Loan, Borrower shall pay the Unused Fee to Agent for the Lenders in arrears at the end of each calendar quarter.

                  SECTION 2.5. Repayment of Advances; Prepayments. (a) Interest only, computed daily on the outstanding principal balance of the Loan, shall be due monthly on the 10th day of each calendar month for the preceding calendar month, and shall be paid to Agent. On the Maturity Date, the entire outstanding principal balance of the Loan, together with accrued and unpaid interest thereon, and late fees and other charges, if any, payable by Borrower under the Loan Documents, shall be due and payable in full, and shall be paid to Agent. Any payment of interest which is not made within 10 days following its due date or such longer period as may be required under applicable laws of any State if the laws of such State are determined to govern this Agreement, shall be subject to a Late Charge, which shall be due and payable contemporaneously with such payment of interest.

                  (b) During the Loan Term, the Loan Amount may be borrowed, repaid and reborrowed on a revolving basis, provided, that prior to the Maturity Date, the outstanding principal balance of the Loan shall never be less than $1,000.00 nor greater than the maximum principal amount permitted to be borrowed under the Loan pursuant to the Financial Covenants. Repayments of the outstanding principal amount of any Advance may be made on any Business Day, provided, that repayments received after 2:00 P.M. (Eastern Standard Time) shall not be credited to Borrower's account until the next Business Day, and further provided, unless Borrower prior to or contemporaneously with such repayment designates in writing to Agent the Advance that should be credited with such repayment, such repayment shall be applied to repayment of Advances on a "first-borrowed first-repaid" basis. Repayment of any LIBOR Advance on any day other than the maturity of the Interest Period applicable to such LIBOR Advance may be subject to a charge pursuant to Section 2.2(d), payable by Borrower to Agent at the time of such repayment. Repayment of any Prime Advance may be repaid without penalty or premium.

                  SECTION 2.6. Interest Rate; Default Rate. (a) The amount of each Advance shall accrue interest, at Borrower's election, at a LIBOR Interest Rate or the Prime Interest Rate. Borrower shall be entitled to elect the applicable LIBOR Interest Rate (which interest rate will vary based on Interest Period selection and the Borrower's Leverage at the time of any Advance) or the Prime Interest Rate for any Advance under and subject to the conditions set forth in Section 2.2, provided that not more than 3 separate LIBOR Interest Rates (which interest rates will vary based on Interest Period selection and the Borrower's Leverage at the time of any Advance) and the Prime Interest Rate shall be applicable to Advances at any one time that such Advances are outstanding.

                  (b) Following an Event of Default, the amount of each Advance shall, at the Lenders' option, accrue interest from the date of Default at the Default Rate.

                  SECTION 2.7. Payments and Computations. Borrower shall make each payment under any Loan Document not later than 11:00 A.M. (Eastern Standard
Time) on the day when due in lawful money of the United States of America to Agent, at 301 South College Street, Charlotte, North Carolina 28288 in immediately available funds. All computations of interest under the Notes and hereunder, other than the computation of interest at the Prime Interest Rate, shall be made by the Lenders on the basis of a year of 360 days, and all computations of interest at the Prime Interest Rate shall be made by the Lenders on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

                  SECTION 2.8. Evidence of Indebtedness. The indebtedness of Borrower resulting from all Advances made from time to time shall be evidenced by the Notes.

                  SECTION 2.9. Prior LIBOR Advances. Effective as of the Closing Date the outstanding principal balance of all prior LIBOR Advances made under and pursuant to the terms and conditions of the Prior Loan Agreement shall convert to the LIBOR Interest Rate applicable as of the Closing Date (which interest rate will be based on Borrower's Interest Period selection and the Borrower's Leverage on the Closing Date).

Borrower shall not be responsible for any fees, charges, or other costs set forth in Section 2.2 associated with such LIBOR Interest Rate change.


                                   ARTICLE III
                              CONDITIONS OF LENDING

                  SECTION 3.1. Conditions Precedent to Advances. The obligation of the Lenders to make each Advance shall be subject to the conditions precedent that on the date of any Notice of Borrowing requesting an Advance and on the Funding Date:

                  (a) Borrower shall be in compliance with the following financial covenants (the "Financial Covenants"):

                           (i) Total Liabilities (including all Debt) of Borrower shall not exceed Shareholders' Equity.

                           (ii)   As of the end of each fiscal quarter,
         distributions or dividends to shareholders shall not exceed Net Income plus Depreciation and Amortization and other non-cash items, less non-expensed capital expenditures (excluding new building, major renovation or rehabilitation and building acquisitions, if funded from non-operational sources) and debt amortization, as determined in accordance with GAAP, for the preceding four fiscal quarters; provided, however, that Borrower may pay distributions or dividends to shareholders in excess of such level solely in the event that Borrower's failure to pay such distributions or dividends would directly cause Borrower to fail to qualify as a REIT. Borrower promptly shall notify FUNB in writing of any such permitted payment of distributions or dividends in excess of such level, setting forth with specificity the reason for such payment.

                           (iii)  As of the end of each fiscal quarter,
         Borrower's EBITDA, less the greater of (a) Borrower's actual capital expenditures (excluding new building, major renovation or rehabilitation and building acquisitions, if funded from non-operational sources) or (b) $1.50 per Koger Net Square Foot owned by Borrower, for the preceding four fiscal quarters shall be at least
         1.40 times Total Debt Service.

                           (iv)   Borrower's status as a REIT shall be
         continuing, and Borrower shall continue to be listed as a publicly traded company on a nationally recognized stock exchange.

                           (v) The outstanding principal balance of the Loan shall not exceed 60.00% of the aggregate value of the Collateral as initially determined by appraisals reviewed and approved by the Lenders. The Lenders shall not make any Advance unless Borrower shall have pledged or mortgaged Collateral of sufficient value to Lenders (as determined by appraisals reviewed and approved by the Lenders) to ensure compliance with the loan to value ratio set forth in this subsection. Thereafter, the value of the Collateral, and the related limitation on the outstanding principal balance of the Loan, shall be recalculated by Lender not less frequently than quarterly (calculated on a historical rolling 4-quarter basis) using the actual Net
         Operating Income (less the greater of (a) Borrower's actual capital expenditures (excluding new building, major renovation, or rehabilitation and building acquisitions, if funded from non-operational sources) or (b) $1.50 per Koger Net Square Foot owned by Borrower) generated from the Collateral and the capitalization rates reasonably acceptable to the Lenders to determine borrowing availability of the Loan Amount using the format attached as Exhibit C. In the case of Collateral which has been owned by Borrower less than one (1) year, such that a Net Operating Income figure is not available for the preceding twelve (12) months, Borrower shall use the actual Net Operating Income (less the greater of (a) Borrower's actual capital expenditures (excluding new building, major renovation, or rehabilitation and building acquisitions, if funded from non-operational sources) or (b) $1.50 per Koger Net Square Foot owned by Borrower) generated from the Collateral from the most recent quarter annualized to provide the calculation of the value of such Collateral. All changes to capitalization rates shall be subject to the Lenders' approval, in Lenders' sole discretion. Borrower may cause any portion of the Collateral to be reappraised at any time at Borrower's sole cost and expense using an appraiser reasonably acceptable to Lenders. The Lenders agree to refer to such new appraisals in its determination whether to approve or disapprove any change in capitalization rates for purposes of determining borrowing availability of the Loan Amount.

                           (vi) As of the end of each fiscal quarter, Net Operating Income for such quarter derived from the Collateral (after deducting therefrom appropriate management costs relating to the Collateral), less the greater of Borrower's actual capital expenditures (excluding new building, major renovation or rehabilitation and building acquisitions, if funded from non-operational sources) for such quarter relating to the Collateral or $0.375 per Koger Net Square Foot constituting the Collateral, shall be at least 1.50 times Borrower's interest expense for such quarter attributable to the Loan (including capitalized interest), as determined in accordance with GAAP.

                  (b) As of the requested Funding Date, Borrower shall have satisfied, and shall be in continuing compliance with, all of the terms, covenants and conditions required to be satisfied as a condition precedent to any Advance, and shall be in continuing compliance with all of the terms, covenants and conditions of the Loan Documents, and no Default or Event of Default shall then exist or be continuing.

                  (c) The following statements shall be true and FUNB shall have received a certificate, substantially in the form attached as Exhibit J, signed by a duly authorized officer of Borrower, dated the Funding Date, stating that:

                      (i)    The representations and warranties contained in
         Section 6.1 are correct on and as of the Funding Date, before and after giving effect to such Advance and to the application of proceeds therefrom, as though made on and as of such date, and

                      (ii) No event or condition has occurred or is continuing, or would result from such Advance or from the application of proceeds therefrom, which constitutes a Default or Event of Default.

                  (d) Concurrently with delivery of the Notice of Borrowing for such Advance, Agent shall have received a certificate of the chief financial officer or chief accounting officer of Borrower, substantially in the form attached as Exhibit J, stating that Borrower is in compliance with the Financial Covenants before and after giving effect to such Advance and to the application of proceeds therefrom.

                  SECTION 3.2. Conditions Precedent to Certain Advances. The obligation of the Lenders to make any Advance that, but for the addition of Collateral pursuant to Section 4.3, would cause the principal balance of the Loan to exceed the maximum borrowing limits determined in accordance with the Financial Covenants, shall be subject to the further conditions precedent that on the date of the Notice of Borrowing requesting such Advance and on the Funding Date, Borrower shall have executed and delivered the Loan Documents, or modifications thereof, relating to the addition of such Collateral, as the Lenders reasonably may request to carry out the provisions and intent of this Agreement, all in form and content acceptable to the Lenders in their sole discretion, and shall have satisfied the conditions and requirements set forth in Article IV.

                                   ARTICLE IV
                ADDITION, SUBSTITUTION AND RELEASE OF COLLATERAL



                SECTION 4.1. General Right to Add, Substitute or Release Collateral. Borrower may elect, at any time during the Loan Term, to cause the addition, substitution or release of Collateral, subject, however, to Borrower's continuing compliance with the Financial Covenants and with the requirements of this Article IV; provided, that the Lenders reserve the right to exclude from the Collateral any particular office building or property that Borrower requests for addition to Collateral based on sub-standard occupancy, location, operating history, age, condition, or environmental concerns, in the Lenders' sole discretion, and further provided, that Borrower shall not have the right to cause the addition, substitution or release of Collateral if a Default or Event of Default exists and is continuing. In support of any request for release, substitution or addition of Collateral, Borrower shall submit to Agent:

         (i) a certification, in form and content acceptable to the Lenders in their sole discretion, prepared by management and certified by the chief financial officer or chief accounting officer of Borrower, certifying to the Lenders that, after such proposed release, substitution or addition of office buildings, Borrower will be in compliance with the Financial Covenants;

         (ii) the information or documentation required to be executed and/or delivered to the Lenders as set forth in this Agreement, including, without limitation, modifications or partial releases of the Loan Documents (or delivery of additional Loan Documents in form and content satisfactory to Lenders and consistent with the requirements of this Agreement) as necessary or appropriate to properly reflect the release, substitution or addition of Collateral in the discretion of the Lenders and the Lenders' Counsel, and the documentation as set forth in the Summary Requirements as to the office buildings proposed to be substituted for or added to the Collateral, as applicable; and

         (iii) evidence satisfactory to the Lenders that such additional Collateral, or the remaining Collateral after substitution or release of other Collateral, has adequate and legal rights of ingress and egress, drainage and utilities, and, if necessary or appropriate, Borrower shall deliver to and in favor of the Lenders, their respective successors and assigns, such perpetual non-exclusive easements as the Lenders may reasonably request to create such adequate and legal rights of ingress and egress, drainage or utilities. With respect to easements for ingress and egress, drainage or utilities that reasonably may be required over, under or across the released Collateral as a result of the release of such Collateral, the Lenders may establish such easement or easements at the time of such release pursuant to a Quit Claim Deed with Reservations and Grants of Easements in substantially the form attached as Exhibit I (the "Release Deed"), with modifications as appropriate for the particular circumstances of such release and the nature of the easement or easements required. Similarly, if as a result of any such release, the released Collateral reasonably may require easements for ingress and egress, drainage or utilities over, under or across any portion of the remaining Collateral, then at Borrower's request, the Lenders shall, subject to the remaining provisions of this Article IV below, cause such release to be made using the form of Release Deed, with modifications as appropriate for the particular circumstances of such release and the nature of the easement or easements required.

         The Lenders' decision whether to accept Borrower's request for substitution, addition or release of Collateral shall be based on Borrower's satisfaction of the foregoing requirements, on the documentation and information delivered to the Lenders in compliance with this Agreement and the Summary Requirements, and on a determination by the Lenders, in their sole and absolute discretion, that there has been no material adverse change in the financial condition of Borrower, and that all other aspects of the property to be added or substituted, as applicable, including without limitation, the general condition of such property and vacancy rates of the local commercial leasing market, are substantially similar to the existing Collateral, or, if applicable, to the Collateral to be released for substitution by new property, subject to the Lenders' discretion.

                  SECTION 4.2. Requirements for Release of Collateral. In addition to the general conditions and requirements for release of Collateral as set forth in Section 4.1, the following conditions and requirements shall be satisfied prior to the release of any Collateral:

                  (a) If the property proposed for release from the Collateral is not the exclusive subject matter of a boundary survey on file with the Lenders showing the Collateral, then, not later than 15 days prior to the Collateral Change Date for such release, Borrower shall deliver to Agent a current boundary survey of the property proposed for release from the Collateral, and a current boundary survey of the remaining Collateral if the existing boundary survey of the Collateral is affected by the release of such property from the Collateral. Each such survey shall meet or exceed the Minimum Standards and Supplementary Requirements set forth on attached Exhibit D. Each survey shall be subject to review and approval by the Lenders, the Lenders' Counsel, and Title Insurer.

                  SECTION 4.3. Requirements for Addition or Substitution of Collateral. In addition to the general conditions and requirements for addition or substitution of Collateral as set forth in Section 4.1, the following conditions and requirements shall be satisfied prior to the addition or substitution of any Collateral:

                  (a) Prior to any Collateral Change Date, the Lenders shall have ordered and received a current appraisal of the property to be added to the Collateral as additional Collateral or in substitution of existing Collateral. Following the Lenders' receipt of such appraisal satisfactory to the Lenders, the Lenders will provide a copy of such appraisal to Borrower. Such appraisals shall be utilized by the Lenders for informational purposes, and shall be subject to review and approval by the Lenders.

                  (b) Not later than 30 days prior to any Collateral Change Date, Borrower shall deliver to the Agent and the Agent's Counsel a commitment or binder for an endorsement to the existing title insurance policy (if the property to be added to the Collateral is located in the same State as the existing Collateral) or for a new title insurance policy (if the property to be added to the Collateral is not located in the same State as the existing Collateral) issued by Title Insurer, committing to insure the Lenders' first security or title interest in the property to be added to the Collateral as additional Collateral or in substitution of existing Collateral (as legally described to include any easements benefitting such real property), meeting or exceeding the Minimum Title Standards set forth on attached Exhibit E (the "Title Commitment"). The Title Commitment shall contain only those matters expressly approved by the Lenders, and shall include complete copies of all listed title exceptions. All title exceptions are subject to the Lenders' review and approval, and any liens of prior mortgagees or creditors shall be satisfied or released on or before the Collateral Change Date. On the Collateral Change Date, Borrower shall cause Title Insurer to deliver its marked original Title Commitment indicating the proper satisfaction of all conditions to issuance of a title insurance policy or endorsement thereof, as the case may be, insuring the Lenders, its successors and assigns as their interests may appear, based on such Title Commitment subject only to those matters and exceptions to coverage as set forth in the Title Commitment as previously may have been approved by the Lenders.

                  (c) Not later than 30 days prior to any Collateral Change Date, Borrower shall deliver to the Agent and the Agent's Counsel five (5) copies of a current boundary survey (or recertified boundary survey, provided that the same is, in the discretion of Title Insurer, sufficient to permit Title Insurer to remove the standard survey exceptions) for the property to be added to the Collateral, meeting or exceeding the Minimum Standards and Supplementary Requirements set forth on attached Exhibit D. Each survey shall be subject to review and approval by the Lenders, the Lenders' Counsel, and Title Insurer. Surveys for buildings within single office parks shall be accompanied by a site map showing the relative location of each building within such office park.

                  (d) Not later than 30 days prior to any Collateral Change Date, Borrower shall deliver to the Agent a current UCC-11 search for Florida and each State or local jurisdiction (if applicable) in which the property to be added to the Collateral is located, evidencing to the Lenders' satisfaction that such additional property is free and clear of any liens or perfected security interests prior to the Lenders' security interest therein. On or before the Collateral Change Date, Borrower shall deliver to the Agent UCC-1 Financing Statements for filing in Florida and each State or local jurisdiction (if applicable) in which the property to be added to the Collateral is located, perfecting the Lenders' first lien and security interest in the additional property as Collateral.

                  (e) Not later than 30 days prior to any Collateral Change Date, Borrower shall deliver to the Agent five (5) copies of a current environmental assessment of each property to be added to the Collateral, meeting ASTM standards for "Phase I" assessments, and including an asbestos evaluation for all buildings constructed prior to 1980, prepared by Law Engineering or other environmental engineer acceptable to the Lenders. Such assessments shall be utilized by the Lenders for informational purposes, and shall be subject to review and approval by the Lenders. Additionally, not later than 30 days prior to any Collateral Change Date, Borrower shall deliver to the Agent a certification in compliance with applicable federal law relating to asbestos records and asbestos materials affecting any buildings constructed before 1980 that are to be added to the Collateral.

                  (f) Not later than 30 days prior to any Collateral Change Date, and on the Collateral Change Date, Borrower shall deliver to the Agent a current Rent Roll for the property to be added to the Collateral.

                  (g) On or before any Collateral Change Date, Borrower shall deliver the following materials to the Agent and the Agent's Counsel, in form and content acceptable to the Agent and the Agent's Counsel:

                      (i) Evidence of the current corporate status of Borrower in Florida, and the current authority of Borrower to transact business in each other State in which the property to be added as Collateral is located.

                      (ii) A certificate of the Secretary of Borrower certifying to the Lenders: (i) the completeness, accuracy and continuing effectiveness of Articles of Incorporation and Bylaws of Borrower as attached to such certificate, (ii) the names and signatures of all executive officers of Borrower, and (iii) the completeness, accuracy and continuing effectiveness of an executed resolution of the Board of Directors of Borrower, as attached to such certificate, authorizing Borrower's execution and delivery of the Loan Documents.

                  (h) On or before any Collateral Change Date, Borrower shall deliver to the Agent evidence satisfactory to the Lenders and the Lenders' Counsel that the property to be added to the Collateral is in compliance with the insurance requirements set forth in Section 5.3, and in compliance with the tax requirements set forth in Section 5.4.

                  (i) On or before any Collateral Change Date, Borrower shall deliver to the Agent a certification substantially in the form attached as Exhibit F, executed and dated as of a date not more than 30 days prior to such Collateral Change Date, relating to the level of compliance of the property to be added to the Collateral with Governmental Requirements.

                  (j) On a Collateral Change Date, Borrower shall furnish Agent with an opinion addressed to the Lenders provided by an attorney licensed in each State in which the property to be added to the Collateral is located, retained by Borrower and acceptable to the Lenders. Said opinions shall be subject to approval by the Lenders and shall address such matters as the Lenders reasonably may require, including, without limitation, the following:

                           (A) the due organization and valid legal existence of Borrower as a Florida corporation, and the current authority of Borrower to transact business in the State.

                           (B) the due authorization, execution, validity, binding effect and enforceability of the Loan Documents in accordance with their terms.

                           (C) the Collateral and its use by Borrower comply with applicable zoning, building, land use and environmental requirements of all governmental authorities having jurisdiction over the Collateral (the foregoing opinion may be given to the actual knowledge of opining counsel and based on a certification of such matters given by Borrower to opining counsel).

                           (D) all amounts paid and to be paid by Borrower as interest under the Loan Documents constitute lawful interest under the laws of the State.

                           (E) the existence of, or the non-existence of, any requirement for any consent of any governmental authority in connection with the execution, delivery or performance of the Loan Documents by Borrower.

                  SECTION 4.4. Lenders' Approval of Addition or Substitution of Collateral. Each of the Lenders shall have fifteen (15) business days from receipt of all due diligence materials reasonably requested by Lenders pursuant to Article IV hereof, to approve any request by Borrower to add or substitute Collateral. If none of the Lenders shall object to the addition or substitution of such Collateral within such fifteen (15) business days, then Borrower's request shall be deemed approved.


                                    ARTICLE V
                    CERTAIN MATTERS CONCERNING THE COLLATERAL

                  SECTION 5.1. Inspections. The Lenders reserve the right to require an engineering/structural inspection of any property constituting the Collateral or property to be added to the Collateral if any of the Lenders have reasonable cause to believe that the physical condition, safety features, or disabled persons access features of such building are not maintained to standards consistent with good management practices or in compliance with Governmental Requirements. Any such inspection shall be conducted at the expense of Borrower. Unless such inspection is made pursuant to the foregoing, the Lenders otherwise shall have the right to inspect the Collateral at any reasonable time throughout the Loan Term, at the expense of the Lenders.

                  SECTION 5.2. Appraisals. During the Loan Term, the Lenders may obtain an appraisal of the Collateral when required by the regulations of the Federal Reserve Board or at such other times as the Lenders reasonably may require. All appraisals required under this Section 5.2, or required under any other provision of this Agreement, shall be performed by an independent third party appraiser selected by the Lenders, and shall be addressed to the Lenders with a copy certified to Borrower. Following the Lenders' receipt of such appraisals satisfactory to the Lenders, the Lenders shall provide a copy of such appraisals to Borrower. The cost of such appraisals shall be borne by Borrower. The terms of engagement of any appraiser shall include a clause obligating the appraiser to maintain confidentiality of such appraisal and information obtained in connection therewith. Borrower's failure or refusal to sign such an engagement letter, however, shall not impair the Lenders' right to obtain such appraisals. Borrower agrees to pay the cost of such appraisal within 10 days after receiving an invoice for such appraisal.

                  SECTION 5.3. Insurance. Borrower shall procure and maintain during the Loan Term an insurance policy issued by Insurer or other insurer acceptable to the Lenders in its discretion, covering the improved real property and personal property comprising the Collateral, with standards, terms and coverages meeting or exceeding those of Borrower's existing Policy No. A TL-441545 0000, issued by the Insurer, as in effect as of August 1, 1996. Such policy shall recite the Lenders' interest as mortgagee in standard non-contributory mortgagee clauses effective as of the Closing Date, or any Funding Date as to any property added to the Collateral as of such Funding Date, and shall contain a provision for 30 days prior written notice to the Lenders of cancellation of or any change in the risk or coverages insured. Borrower shall promptly pay all premiums for such policy as the same become due, and shall maintain such policy throughout the Loan Term without cost to the Lenders.

                  If any such policy or part thereof shall expire or be withdrawn, or become void or subject to cancellation by reason of the breach of any condition thereof, or become void by reason of the failure or impairment of the capital of any company in which the insurance shall be carried, or if for any reason whatsoever the insurance shall be unsatisfactory to the Lenders, the Lenders may procure such insurance as it deems necessary to protect their sole interest. Borrower shall promptly upon demand pay direct or reimburse the Lenders for all premiums and other costs incurred in procuring such insurance.

                  SECTION 5.4. Taxes and Assessments. Borrower shall pay all taxes and assessments relating to the Collateral prior to delinquency thereof, and shall deliver to the Agent receipted bills for taxes and assessments promptly upon Borrower's receipt thereof.

                  Notwithstanding the foregoing, Borrower shall not be required to pay any taxes or assessments as long as Borrower shall contest, in good faith and at its expense, the existence, the amount or the validity thereof by appropriate proceedings; provided that such proceedings shall operate during the pendency thereof to prevent (A) the collection of, or other realization upon, such taxes or assessments so contested, (B) the sale, forfeiture or loss of the Collateral to satisfy the same, (C) any interference with the use or occupancy of the Collateral, and (D) any interference with the payment of Borrower's obligations under the Loan. Borrower agrees that each such contest shall be promptly and diligently prosecuted to a final conclusion, except that Borrower shall, as long as the conditions of the first sentence of this paragraph are at all times complied with, have the right to attempt to settle or compromise such contest through negotiations. Borrower shall pay and save the Lenders harmless against any and all losses, judgments, decrees and costs (including all reasonable attorneys' fees and expenses) in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject the Lenders to the risk of any material civil liability or any criminal liability. If the

Lenders reasonably believe that such contest is not in compliance with the requirements of this paragraph, then, upon written demand by any of the Lenders, Borrower promptly shall pay the amount of such taxes or assessments so contested, which payment may be made under protest.

                  SECTION 5.5. Tax and Insurance Deposits. Upon the Lenders' request, or if an Event of Default has occurred, Borrower shall deposit with Agent a sum equivalent to 1 year's insurance premium on the casualty insurance policy insuring the Collateral, and shall pay to the Agent on a monthly basis an amount equivalent to 1/12 of all annual ad valorem real and personal property taxes and assessments levied against the Collateral as estimated by the Agent, in order to accumulate with the Agent sufficient funds to pay such taxes and assessments and a full year's insurance premiums 30 days prior to their due date. The Lenders shall maintain any funds so deposited in an interest bearing account (money market rates), and interest accrued on such account will be reinvested in such account but shall be considered income to Borrower for state and federal income tax and capital gains tax purposes. To the extent that funds are available for disbursement out of such account, the Lenders shall pay annual ad valorem real and personal property taxes and assessments levied against the Collateral at such time as will result in the greatest discount, if any, for early payment.

                  SECTION 5.6. Tax Service Contract; Annual Tax Searches. The Lenders shall have the right to engage Transamerica Real Estate Tax Service (TRETS) for the Loan Term, for the purpose of providing the Lenders annual tax information concerning the Collateral; provided, however, that the Lenders will notify Borrower in writing before the Lenders engage TRETS. The cost of the TRETS service, if applicable, shall be paid by Borrower. Borrower shall engage or employ the services of a tax specialist (who may be an employee of Borrower) for the purpose of monitoring and complying with all impositions of ad valorem real and personal property taxes and assessments against the Collateral. If the Lenders require Borrower to make tax deposits pursuant to Section 5.5 above, then the Lenders will not engage TRETS. Borrower agrees to permit the Lenders to consult with Borrower's tax specialist from time to time for the purpose of determining the status of Borrower's tax compliance.

                  SECTION 5.7. Due on Sale. The entire balance of the Loan and all other sums owing to the Lenders under the Loan Documents shall be and become immediately due and payable, at the option of the Lenders, if there shall occur without the Lenders' prior written consent any sale, conveyance, further encumbrance, or other transfer of title to the Collateral, or any interest therein (whether voluntarily or by operation of law). Any consent by the Lenders permitting a transaction otherwise prohibited under this paragraph shall not constitute a consent to or waiver of any right, remedy or power of the Lenders to withhold its consent on a subsequent occasion to a transaction not otherwise permitted by the provisions of this paragraph. No such consent shall be considered by the Lenders unless the appropriate service fees and legal fees are paid in advance and no such consent shall be given unless Borrower agrees, inter alia, that immediately upon closing of the subject sale or transfer, Borrower shall provide the Lenders with a copy of the deed or other instrument conveying title to the Collateral to transferee.

                  SECTION 5.8. Loss and Restoration following Casualty or Condemnation. (a) In the event of any casualty or condemnation affecting all or any portion of the Collateral, Borrower shall give immediate written and oral notice thereof to the Agent. All loss proceeds of any insurance policies following any casualty, and all awards derived from any condemnation, shall be applied (i) to restoration of the Collateral suffering such loss if such loss is less than 50% of the full replacement cost of such Collateral, or (ii) at the Lenders' option, to restoration of the Collateral suffering such loss or to the payment of principal (whether or not then due and payable), interest and other sums secured by the Loan Documents (in the order and in the amounts that the Lenders in their sole discretion elect), on such terms as the Lenders may specify, if such loss is 50% or more of the full replacement cost of such Collateral. If the Lenders elect, pursuant to clause (ii) above, to apply the proceeds of casualty or awards of condemnation, to payment of principal, then the Lenders will exercise a good faith effort to apply such proceeds or awards in a manner that will seek to minimize the application of charges or penalties for prepayment or repayment of LIBOR Advances.

                  (b) Promptly following any loss resulting from a casualty or condemnation, Borrower shall commence and diligently continue to restore the Collateral affected thereby as nearly as possible to its value, condition and character immediately prior to such loss, whether or not any insurance proceeds or award derived from condemnation, as applicable, is sufficient to cover the cost of restoration. Provided that no Event of Default exists, the Lenders shall make available to Borrower any proceeds of such loss received by the Lenders, subject to the terms and conditions set forth in this Section 5.8. Borrower shall be entitled to receive from the Lenders periodic disbursements of the proceeds payable in connection with such loss, but only on the basis of certificates of Borrower delivered to the Agent from time to time as such rebuilding, restoration and repair progresses or is completed. Each such certificate shall describe the work for which Borrower is requesting payment, the cost incurred by Borrower in connection therewith, and shall state that such work has been performed in conformity with all Governmental Requirements and in compliance with plans and specifications therefor, the estimated cost of completing such work, and that Borrower has not theretofore received payment for such work. Upon completion of such work, if any proceeds of such loss remain after the final payment has been made for such work, such remaining proceeds shall be paid to Borrower. If the cost of any such work shall exceed the amount of such proceeds, the deficiency shall be paid by Borrower. In no event shall the Lenders have any obligation to turn over proceeds to Borrower if any Default or Event of Default exists and is continuing, unless and until such Default or Event of Default shall have been cured or removed.


                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

                  SECTION 6.1. Representations and Warranties of Borrower. Borrower represents and warrants to the Lenders as follows:

                  (a) Borrower is a corporation organized under the Florida Business Corporation Act, and its status is active. Borrower is authorized to transact business in each State.

                  (b) Borrower has the corporate power to conduct its business and to execute and deliver this Agreement and the other Loan Documents and to perform the Obligations.

                  (c) Borrower has authorized the execution and delivery of the Loan Documents and the performance of the Obligations by all necessary corporate action.

                  (d) The execution and delivery of the Loan Documents and the performance of the Obligations by Borrower do not (i) violate Borrower's articles of incorporation or bylaws; (ii) constitute a breach of or a default under any agreement or instrument to which Borrower or any Subsidiary is a party or by which Borrower, its Subsidiaries or their respective assets are bound;
(iii) violate a judgment, decree or order of any court or administrative tribunal, which judgment, decree or order is binding on Borrower or any Subsidiary or the Collateral; or (iv) violate any federal, Florida or State law, rule or regulation.

                  (e) No consents, authorizations or approvals or other action by, and no notice to or filing with, any governmental authority, regulatory body or any creditor is required for the execution and delivery of the Loan Documents or the performance of the Obligations by Borrower.

                  (f) The Loan Documents are the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

                  (g) Borrower is a REIT, and is listed as a publicly traded company on a nationally recognized stock exchange; and Borrower has no Subsidiaries other than the Subsidiaries described on attached Exhibit G, and such other Subsidiaries as may be formed subsequent to the date hereof and disclosed to the Lenders in writing.

                  (h) No Subsidiary is the holder or obligee of any Debt.

                  (i) No judicial or administrative proceedings are pending or threatened, including any bankruptcy proceeding, against Borrower or any Subsidiary which might adversely affect Borrower's ability to pay or perform the Obligations, Borrower's obligations under any Leases, or Borrower's contracts and agreements entered or to be entered for the performance of the Obligations, or which might adversely affect Borrower's ownership, management, leasing and operation of the Collateral.

                  (j) All financial information supplied by Borrower to the Lenders in support of Borrower's application for the Loan fairly presents the financial condition of Borrower as at the effective dates thereof and the results of the operations of Borrower for the period ended on such dates, all in accordance with GAAP; and since December 31, 1996, there has been no material adverse change in such condition, operations or properties.

                  (k) Neither Borrower nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Loan will be used, directly or indirectly, by Borrower or any Subsidiary to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                  (l) Borrower is in compliance in all material respects with all applicable provisions of ERISA, no Reportable Event has occurred and is continuing with respect to any Plan, and Borrower has not incurred any liability to the Pension Benefit Guaranty Corporation under Section 4062 of ERISA.

                  (m) Borrower is not in default under any material agreement, lease, contract or other instrument relating to the ownership, management, leasing and operation of the Collateral, and no event of default by Borrower, or event which with the giving of notice or the passage of time would become an event of default by Borrower, has occurred or is continuing with respect to any such agreement, contract or other instrument.

                  (n) Borrower has good and marketable title to the Collateral, free and clear of any liens, encumbrances or mortgages other than those created or imposed by the Loan Documents, Borrower is in exclusive possession of the Collateral subject only to rights of parties in possession as tenants under recorded or unrecorded Leases, as tenants only, Borrower is the landlord under the Leases, and no Subsidiary has any interest in the Collateral, including the Leases, except as described on attached Exhibit H.

                  (o) There are no pending or, to the best of Borrower's knowledge, threatened actions or proceedings for condemnation or eminent domain affecting the Collateral, except as disclosed to the Lenders in the title commitment delivered to the Lenders at Closing and except such actions or proceedings as may be threatened or become pending subsequent to the date hereof and disclosed to the Lenders in writing.

                  The foregoing representations and warranties shall survive the execution and delivery of this Agreement.


                                   ARTICLE VII
                              COVENANTS OF BORROWER

                  SECTION 7.1. Affirmative Covenants. So long as the Notes shall remain unpaid or the Lenders shall have any obligation to make any Advance hereunder, and in addition to all other covenants and agreements of Borrower set forth in this Agreement, Borrower shall comply with the affirmative covenants set forth in this Section 7.1, unless the Lenders shall otherwise consent in writing.

                  (a) Costs and Expenses. Borrower shall pay all reasonable costs, fees, commissions, charges, taxes and other expenses incident to the evaluation, preparation and closing of the Loan, any subsequent modification or partial release affecting the Loan Documents, subsequent funding of Advances, or otherwise incurred in protecting and preserving the lien of the Loan Documents or in enforcing the Lenders' rights under the Loan Documents, or in enforcing, sustaining, protecting, or defending the lien or priority of the Loan Documents against any and all persons, including, but not limited to, lien claimants or the exercise of the power of eminent domain or other governmental power of any kind, including, without limitation, reasonable fees and expenses of the Lenders' Counsel, examination of title to the Collateral and loan title insurance thereon, boundary surveys, appraisals, environmental assessments, asbestos evaluations, engineering/structural inspections, note and mortgage taxes, transfer taxes, tax search service fees, and all recording fees and charges. Additionally, to the extent that applicable state law requires that any note or mortgage tax is payable in connection with any Advance, Borrower shall be obligated to pay the same to the Lenders upon demand therefor. Every such payment made by or on behalf of the Lenders will be immediately due and payable by Borrower to the Lenders and will bear interest from the date of disbursement thereof by the Lenders at the then applicable Prime Interest Rate until reimbursed to the Lenders by

Borrower (provided, however, that if Borrower fails to reimburse the Lenders for such payments within 5 days following the Lenders' written notice and demand therefor, such payments made by the Lenders will bear interest from the date of disbursement at the Default Rate), and the same, together with such interest, will be secured by the lien of the Loan Documents. Nothing contained in this paragraph will be construed as requiring the Lenders to advance or spend money for any of the purposes mentioned in this paragraph.

                  (b) Rent Roll. Borrower shall deliver to the Agent on a quarterly basis an updated Rent Roll reflecting information concerning the Leases as of the end of the preceding quarter, and upon the Agent's request, deliver to the Agent a certified report of prepaid rentals and security deposits relating to such Leases.

                  (c) Compliance with Governmental Requirements. Borrower shall comply with all Governmental Requirements, including, without limitation, ERISA, regulations relating to protection of the environment, building and construction, highway access, disability access, asbestos, lead-based paint, zoning, land use and concurrency, and other regulations relating to the ownership, leasing, development, use or operation of the Collateral.

                  (d) Preservation of Corporate Existence. Borrower shall preserve and maintain its corporate existence and status as a REIT, and its rights (charter and statutory), and remain qualified to transact business in each State.

                  (e) Preservation and Maintenance of Collateral. Borrower shall maintain the Collateral in a condition consistent with good management practices, and in good repair (which shall include structural or non-structural and foreseen or unforeseen repairs), without structural alteration in any material respect (except interior tenant improvements), without the Lenders' prior written approval, which will not be unreasonably withheld or delayed.

                  (f) Reporting Requirements.

                      (i) Not later than 45 days after the end of the first three calendar quarters of each fiscal year of Borrower, Borrower shall submit to the Agent a certification, in form and content acceptable to the Lenders in its sole discretion, prepared by management and certified as true and correct by the chief financial officer or chief accounting officer of Borrower, confirming Borrower's compliance with the Financial Covenants and setting forth in summary form the financial information and numerical calculations supporting such conclusions.

                      (ii) Not later than 45 days after the end of the first three calendar quarters of each fiscal year of Borrower, Borrower shall submit to the Agent a copy of Borrower's Form 10Q as filed with the SEC, and not later than 90 days after the end of Borrower's fiscal year, Borrower shall submit to the Lenders a copy of Borrower's Form 10K as filed with the SEC.

                      (iii) Borrower shall submit to the Agent copies of all special filings made by Borrower to the SEC within 15 days following the date of such filing, including, without limitation, any filings seeking approval of transactions with any Subsidiaries.

                      (iv) Borrower shall keep books and records reflecting its financial condition in accordance with GAAP. The Lenders shall have the right, from time to time, at all times during normal business hours, to examine such books, records and accounts at the corporate offices of Borrower at 3986 Boulevard Center Drive, Suite 101, Jacksonville, Florida, and to make such copies or extracts thereof as the Lenders deems necessary.

                  (g) Notice of Failure to Perform. Promptly (and in any event within 5 days after the occurrence thereof) notify the Lenders of any failure by Borrower to perform or observe any Obligation.

                  SECTION 7.2. Negative Covenants. So long as the Notes shall remain unpaid or the Lenders shall have any obligation to make any Advance hereunder, and in addition to all other covenants and agreements of Borrower set forth in this Agreement, Borrower shall comply with the negative covenants set forth in this Section 7.2, unless the Lenders shall otherwise consent in writing.

                  (a) Use of Loan Proceeds. Borrower shall not use Loan proceeds for purposes of paying dividends or distributions to shareholders, or for funding operating expenses, it being understood that proceeds of the Loan shall be used by Borrower for general corporate purposes of Borrower including Borrower's acquisition of existing office buildings, and construction and development of new office buildings owned by Borrower located primarily in existing Koger office parks.

                  (b) Structural Alterations. Borrower shall not erect or construct any new structures of any kind or additions or material alterations to existing buildings or other structures on the Collateral (except interior tenant improvements), without the Lenders' prior written approval, which will not be unreasonably withheld or delayed.

                  (c) Change in Nature of Business. Borrower shall not make any material change in the nature of its business as carried on as of the Closing Date.

                  (d) Transactions with Subsidiaries. Borrower shall not enter into any transaction (including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service) with any Subsidiary except in the ordinary course of Borrower's business and upon fair and reasonable terms that are no less favorable to it than would obtain in a comparable arm's length transaction with any third person. Borrower shall not use proceeds of the Loan for the purpose of capitalizing or of funding the operating or capital expenses of any Subsidiary.


                                  ARTICLE VIII
                                     DEFAULT

                  SECTION 8.1. Events of Default. Any of the following events (each a "Default") shall, following the passage of any grace or cure period as provided below, constitute an Event of Default ("Event of Default"):

                  (a) Borrower shall fail to make any payment of principal under any of the Notes on or before the same becomes due and payable on maturity thereof; or Borrower shall fail to make any payment of interest under any of the Notes, or any fees, costs or expenses due hereunder or thereunder, within 5 days after the same becomes due and payable.

                  (b) Any representation or warranty made by Borrower (or any of its officers) under or in connection with any Loan Document shall be or become incorrect or untrue, or shall prove to have been incorrect or misleading in any material respect when made.

                  (c) Borrower shall fail to perform or observe any term, covenant or agreement (other than a covenant of payment) contained in any Loan Document on its part to be performed or observed, and such failure shall remain uncured for 10 days after written notice thereof shall have been given by the Lenders to Borrower, or if such failure cannot by its nature be cured within such 10 day period, Borrower shall fail to commence and diligently pursue such cure within 10 days after written notice thereof shall have been given by the Lenders to Borrower and shall fail to complete such cure within 60 days after the Lenders' initial written notice of such failure.

                  (d) An involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced against Borrower, and such case or proceeding shall not be dismissed in 60 days; or a court shall enter a decree, or a court or regulatory authority having jurisdiction over Borrower shall enter an order, appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator, supervisor, rehabilitator (or similar official) of Borrower or for any substantial part of its property, or ordering the winding-up, supervision or liquidation of its affairs.

                  (e) Borrower shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case or proceeding under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator, supervisor, rehabilitator (or other similar official) of Borrower or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its indebtedness generally as the same becomes due, or shall take any corporate action in furtherance of any of the foregoing.

                  (f) A judgment or order for the payment of money in excess of $2,500,000 shall be rendered against Borrower and either (A) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (B) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

                  (g) A default has occurred and is continuing beyond any applicable grace or cure period under any Debt (other than the Loan) in excess of $2,500,000.

                  (h) Any material provision of the Loan Documents relating to the Lenders's ability to realize on the Collateral following an Event of Default shall for any reason cease to be valid and binding on Borrower, or Borrower shall so state in writing.

                  (i) The Security Agreement shall, as a result of Borrower's acts or omissions, for any reason, except to the extent permitted by the terms thereof, cease to create a valid and, upon filing of UCC-1 financing statement(s), UCC-2 Notice Filings, or UCC-3 continuation statements, as applicable, perfected first priority security interest in any of the Collateral purported to be covered.

                  SECTION 8.2. Remedies following an Event of Default. If an Event of Default shall occur, then, at the Lenders' option, in addition to Lenders' remedies set forth in any other Loan Documents or as may be available to the Lenders at law or in equity, the Lenders may by written notice to Borrower, (A) declare the Lenders' obligation to make Advances to be terminated, whereupon the same shall forthwith terminate, and (B) declare the Note, all accrued and unpaid interest thereon and all other amounts payable under the Loan Documents to be, and the same shall thereupon forthwith become, due and payable without presentment, demand, protest or other notice or formality of any kind, all of which are hereby expressly waived by Borrower.

                  SECTION 8.3. Default Interest. In addition to the Lenders' remedies set forth in Section 8.2, if an Event of Default occurs, then, at the Lenders' option, all unpaid Obligations shall accrue interest from the date of Default at the Default Rate.


                                   ARTICLE IX
                                  MISCELLANEOUS

                  SECTION 9.1. Prior Loan Agreement. This Amended and Restated Revolving Credit Loan Agreement amends and restates that certain Revolving Credit Loan Agreement dated April 7, 1997 by and among First Union National Bank of Florida, a national banking association, Morgan Guaranty Trust Company of New York, a New York banking corporation and Koger Equity, Inc., a Florida corporation (the "Prior Loan Agreement"). The covenants, terms and provisions of this Agreement shall apply and shall govern the administration of the Loan and the making of Advances from and after the date of execution of this Agreement.

                  SECTION 9.2. Amendments, Etc. No amendment, modification, release, termination or waiver of any provision of this Agreement or the other Loan Documents shall be effective unless the same shall be in writing and signed by the Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 9.3. Indemnification and Limitation of Claims. Borrower hereby indemnifies and agrees to defend, protect and hold the Lenders harmless and each of their respective officers, directors, employees, attorneys and agents (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses (other than loss of profits), damages, penalties, actions, judgments, suits, claims, costs, reasonable expenses and disbursements of any kind or nature whatsoever (excluding any taxes and including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of (i) this Agreement or the other Loan Documents, or any act, event or transaction related or attendant thereto, the making and administration of the Loan, the use or intended use of the proceeds of the Loan, or any of the other transactions contemplated by the Loan Documents, or (ii) any liabilities and costs relating to violation of any Governmental Requirements (including without limitation the Americans with Disabilities Act, regulations and guidelines promulgated thereunder, and similar state laws and regulations), the past, present or future operations of Borrower or any Subsidiary or any of their respective predecessors in interest, or the past, present or future physical condition of the Collateral (collectively, the

"Indemnified Matters"); provided, however, Borrower shall have no obligation to an Indemnitee hereunder with respect to (i) Indemnified Matters caused by or resulting from the negligent acts or omissions of such Indemnitee, as determined by a court of competent jurisdiction in a non-appealable final judgment, or (ii) any loss, cost, damage, claim or expense relating to any portion of the Collateral that accrues after title to such portion of the Collateral is transferred to the Lenders, or its successors and assigns, by foreclosure, power of sale, deed in lieu of foreclosure or otherwise. Furthermore, Borrower agrees not to assert any claim against any of the Indemnitees, on any theory of liability, for punitive damages arising out of, or in any way in connection with, the Obligations, or the other matters governed by this Agreement and the other Loan Documents. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this paragraph may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

                  SECTION 9.4. Notices. All notices, demands, requests for consents, consents and other communications required or permitted hereunder shall be in writing (including telefax transmission) and shall be given by (a) Prepaid United States Certified Mail, Return Receipt Requested, (b) hand delivery, (c) overnight delivery service using a reputable national or regional carrier such as United Parcel Service or Federal Express, or (d) telefax transmission with electronic receipt confirmation, to such party, addressed to it, at its address or telefax number set forth below, or at such other address or telefax number as such party may hereafter specify for the purpose of notice to the other party. Each such notice, request or communication shall be effective (a) if sent by United States Certified Mail, Return Receipt Requested, 3 Business Days following the postmark, (b) if sent by hand delivery, upon receipt thereof, (c) if sent by overnight delivery service, on the next Business Day, or (d) if sent by telefax transmission, on the same Business Day, to the address of the parties specified below.

                  If to Borrower:

                           Koger Equity, Inc.
                           3986 Boulevard Center Drive, Suite 101
                           Jacksonville, Florida 32207
                           Attention: Mr. J.C. Teagle
                           Telefax No. 904-346-1435

                  If to the Lenders:

                           First Union National Bank
                           c/o First Union Capital Markets Group
                           One First Union Center
                           301 South College Street
                           Charlotte, North Carolina  28288
                           Attention: Real Estate Portfolio Management
                           Telefax No. 904-361-1833

                  and

                           Morgan Guaranty Trust Company of New York
                           60 Wall Street
                           New York, New York  10260
                           Attention: Rick Dugoff
                           Telefax No. 212-648-5249

                  and

                           AmSouth Bank
                           51 West Bay Street
                           Jacksonville, Florida  32247-0788
                           Attention: Brian Coffee
                           Telefax No. 904-281-7646

                  and

                           Guaranty Federal Bank F.S.B.
                           8333 Douglas Avenue
                           Dallas, Texas  75225
                           Attention: Roger Davis
                           Telefax No. 214-360-1661

                  SECTION 9.5. No Waiver; Remedies. No failure on the part of the Lenders to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided at law or in equity.

                  SECTION 9.6. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of Borrower and the Lenders and their respective successors and assigns, except Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                  SECTION 9.7. Governing Law; Jurisdiction and Venue. The rights and obligations of Borrower and the Lenders with respect to this Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of Florida, and the rights and obligations of Borrower and the Lenders with respect to any other Loan Documents shall be governed by, and construed in accordance with, the laws of the State in which the Collateral is located. Any suit, action or proceeding may be brought against Borrower under the Loan Documents in the courts of the State in which the Collateral is located or in the courts of the County of Duval, State of Florida, or the United States District Court for the Northern District of Florida, as the Lenders in its sole discretion may elect, and Borrower hereby accepts the nonexclusive jurisdiction of those courts for the purpose of any suit, action, or proceeding. In addition, Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection which Borrower may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Loan Documents or any judgment entered by any court in respect of any part thereof, and hereby further irrevocably waives any claim that any suit, action or proceeding brought in the jurisdiction selected by the Lenders has been brought in an inconvenient forum. Borrower irrevocably agrees that any pleadings or service of process may be had on Borrower by mailing to Borrower at the address set forth in Section
9.4 by certified or registered mail and such mailing shall be effective for all purposes, including the establishment of personal jurisdiction of the court in any such action.

                  SECTION 9.8. Severability. Any provision of this Agreement or the other Loan Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  SECTION 9.9. Headings. Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

                  SECTION 9.10. Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties on separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                  SECTION 9.11. WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND THE LENDERS, THEIR RESPECTIVE SUCCESSORS AND ASSIGNS (ALL OF WHOM ARE HEREINAFTER REFERRED TO AS THE "PARTIES") EACH ACKNOWLEDGE AND AGREE THAT NONE

OF THEM SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION OR PROCEDURE BASED UPON OR ARISING OUT OF THE LOAN OR THE LOAN DOCUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THE PARTIES RELATED THERETO. NONE OF THE PARTIES SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION INTO ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY NEGOTIATED BY THE PARTIES, ARE MADE KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND CONSTITUTE A MATERIAL INDUCEMENT FOR THE LENDERS TO MAKE THE LOAN TO BORROWER, AND SHALL BE SUBJECT TO NO EXCEPTIONS.




                      [This space intentionally left blank]

         IN WITNESS WHEREOF, Borrower and the Lenders have caused this Agreement to be executed as of the date first above written.

                                     BORROWER:

                                     KOGER EQUITY, INC., a Florida corporation

                                     By: /s/ G. Danny Edwards
                                         --------------------------------------
                                     Name:  G. Danny Edwards
                                           ------------------------------------
                                     Title:  Treasurer
                                            ---------------

                                     LENDERS:

                                     FIRST UNION NATIONAL BANK
                                     f/k/a First Union National
                                     Bank of Florida, a national
                                     banking association

                                     By:   /s/ John A. Schissel
                                         --------------------------------------
                                     Name:     John A. Schissel
                                           ------------------------------------
                                     Title:  Vice President
                                            -----

                                     MORGAN GUARANTY TRUST COMPANY OF
                                     NEW YORK, a New York banking corporation

                                     By:   /s/ Richard L. Dugoff
                                         --------------------------------------
                                     Name:     Richard L. Dugoff
                                           ------------------------------------
                                     Title:   Vice President
                                            ------

                                     AMSOUTH BANK, a state banking corporation


                                     By:   /s/ Brian Coffee
                                         --------------------------------------
                                     Name:     Brian Coffee
                                           ------------------------------------
                                     Title:   Vice President
                                            ------

                                     GUARANTY FEDERAL BANK F.S.B., a federal
                                     savings bank


                                     By:   /s/ Lesa B. Balsley
                                         --------------------------------------
                                     Name:     Lesa B. Balsley
                                           ------------------------------------
                                     Title:   Vice President / Division Manager
                                            ------

SCHEDULE OF EXHIBITS:

Exhibit A - Description of Real Property
Exhibit B - Summary Requirements for Additions to Collateral Pool Properties Exhibit C - Format for Determination of Borrowing Availability
Exhibit D - Minimum Standards and Supplementary Requirements for Surveys Exhibit E - Minimum Title Standards
Exhibit F - Form of Certificate of Compliance with Use and Occupancy Laws Exhibit G - Schedule of Borrower's Subsidiaries
Exhibit H - Schedule of Subsidiaries' Interest in Collateral
Exhibit I - Form of Quit Claim Deed with Reservations and Grants of Easements Exhibit J - Form of Borrowing Compliance Certificate

EXHIBIT A - DESCRIPTION OF REAL PROPERTY

[Contained herein is the metes and bounds legal descriptions of the property.]

EXHIBIT B - SUMMARY REQUIREMENTS FOR ADDITIONS TO COLLATERAL POOL PROPERTIES

[Document attached from Loan Commitment.]

EXHIBIT C - FORMAT FOR DETERMINATION OF BORROWING AVAILABILITY

[Document attached pertaining to the Collateral Pool Loan Availability Calculation.]

EXHIBIT D - MINIMUM STANDARDS AND SUPPLEMENTARY REQUIREMENTS FOR SURVEYS

                  [Document attached from the Loan Commitment.]

EXHIBIT E - MINIMUM TITLE STANDARDS

                    [Document attached from Loan Commitment.]

EXHIBIT F - FORM OF CERTIFICATE OF COMPLIANCE WITH USE AND OCCUPANCY LAWS

              CERTIFICATE OF COMPLIANCE WITH USE AND OCCUPANCY LAWS

         The undersigned, being the ____________________________ of KOGER EQUITY, INC., a Florida corporation ("Koger") does hereby, on behalf of Koger and by authority duly given, certify to FIRST UNION NATIONAL BANK f/k/a First Union National Bank of Florida, a national banking association ("First Union"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York banking corporation ("Morgan Guaranty"), AmSOUTH BANK, a state banking corporation, and GUARANTY FEDERAL BANK F.S.B., a national banking association, the following as of the date hereof:

         1. Koger understands that the Lenders is relying upon this Certificate, and will continue to rely upon this Certificate, in connection with the transactions contemplated in that certain Amended and Restated Revolving Credit Loan Agreement dated as of December ___, 1997, by and among Koger and the Lenders (the "Loan Agreement"). All capitalized terms used herein and not defined herein shall have the meanings given to them in the Loan Agreement.

         2. To the best of Koger's knowledge and except as disclosed on Exhibit A attached hereto, the Collateral encumbered by the Loan Documents and the use thereof by Koger, is in material compliance with all laws, ordinances, rules and regulations of all governmental authorities having jurisdiction over the Collateral, including, but not limited to, all applicable zoning, building, occupancy, land use and environmental requirements of all governmental authorities having jurisdiction over the Collateral, except state and federal laws and regulations governing facilities accessibility for disabled persons (such as the Americans with Disabilities Act Accessibility Guidelines) (the laws, ordinances, rules and regulations referred to above being collectively referred to as the "Use and Occupancy Laws").

         3. Certificates of compliance with the Use and Occupancy Laws, if issued in the ordinary course of business by the applicable governmental authority, have been issued with respect to the Collateral and those certificates have not been revoked.

         4. Koger has received no notice from any governmental body, agency or department or from any other source that the Collateral, or Koger's use thereof, is in violation of or conflict with any of the Use and Occupancy Laws.

         5. Koger understands and agrees that it has an affirmative duty to promptly notify the Lenders upon its becoming aware of, or upon its receipt of notice regarding, any assertion by a governmental authority, or any action or proceeding commenced by any person, seeking damages relating to, or seeking to cause or enforce compliance with, the Use and Occupancy Laws. Such notice shall be in writing and shall specifically identify the nature of such assertion, action or proceeding, and the Collateral affected thereby.

         6. Koger understands and agrees that it has an affirmative duty to promptly remedy any noncompliance with the Use and Occupancy Laws upon written request therefor by the Lenders following any assertion by a governmental authority, or any action or proceeding commenced by any person, seeking damages relating to, or seeking to cause or enforce compliance with, the Use and Occupancy Laws. Koger hereby indemnifies and agrees to hold harmless the Lenders from and against all claims, demands and expenses related to such claims and demands, including reasonable attorneys' fees and paralegals' fees, arising from any noncompliance with the Use and Occupancy Laws; provided, however, this indemnity will not extend to any damage, liability or loss resulting from the negligence, recklessness or wilful misconduct of the Lenders (it being understood, however, that none of the Lenders will be deemed to have, or to have assumed, any duty to confirm, cause, guaranty or underwrite, compliance of the Collateral with the Use and Occupancy Laws).

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the ____ day of___ , 199___.

                                            KOGER EQUITY, INC.,
                                            a Florida corporation

                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Its
                                                -------------------------------

STATE OF                   )
        ------------------
COUNTY OF                  )
         -----------------

         The foregoing instrument was acknowledged before me this _____ day of _____________, 199___, by ________________________, the ______________________
of KOGER EQUITY, INC., a Florida corporation, on behalf of the corporation, who either ____ is personally known to me or ____ has produced identification in the form of _____________ driver's license.

                                         --------------------------------------
                                         Print Name:
                                                    ---------------------------
                                         Notary Public, State of
                                                                ---------------
                                         Commission No.
                                                       ------------------------
                                         My Commission Expires:
                                                               ----------------


                                                           [NOTARIAL SEAL]

EXHIBIT G - SCHEDULE OF BORROWER'S SUBSIDIARIES


SOUTHEAST PROPERTIES HOLDING CORPORATION

Southeast Properties Holding Corporation ("Southeast"), is a Florida Corporation wholly-owned by Koger Equity, Inc. Pursuant to the Merger of KPI into Koger Equity, Southeast became the managing general partner of The Koger Partnership, Ltd. Southeast was responsible for handling the liquidation of The Koger Partnership, Ltd. (See Footnote #4 to Koger Equity's December 31, 1995 Annual Report for a more detailed discussion of Southeast).

KOGER REAL ESTATE SERVICES, INC.

Koger Real Estate Services, Inc., a Florida corporation, manages 21 office buildings owned by Centoff Realty Company, Inc., a subsidiary of Morgan Guaranty Trust Company of New York.

EXHIBIT H - SCHEDULE OF SUBSIDIARIES' INTEREST IN COLLATERAL


                                      NONE

Prepared by and Return to
Charles L. Cranford
Martin, Ade, Birchfield & Mickler P.A.
P.O. Box 59
Jacksonville, Florida 32201



EXHIBIT I - FORM OF RELEASE DEED




                                           For Clerk's Use Only


   QUIT CLAIM DEED WITH RESERVATIONS
        AND GRANTS OF EASEMENTS

         WHEREAS, _________________________
__________________________________________,

a national banking association (the "Trustee"), is the trustee under that certain Deed of Trust from KOGER EQUITY, INC., a Florida corporation ("KEI"), recorded in ____________ Book _____, page _____, of the public records of __________ County, _______________, an Assignment of Leases and Rents recorded in _____________ Book ______, page _____, and a financing statement recorded in _______ Book _____, page _____, of said records (collectively, the "Security Instrument"); and

         WHEREAS, the Trustee has been requested to release the premises hereinafter described, from the lien and operation of the Security Instrument and to quit claim Trustee's interest therein to KEI; and

         WHEREAS, the Trustee will retain an interest in certain properties adjacent to the property conveyed hereby.

         NOW, THEREFORE, for valuable consideration, the Trustee does hereby grant, convey, transfer and quit claim to KEI all of Trustee's interest in that parcel of land more particularly described on Exhibit A attached hereto (the "Property"), reserving to Trustee the following described easements over the Property and granting to KEI easements over the lands retained by Trustee, all such easements being subject to the terms and conditions contained herein.

         1. Reservation of Access Easements. Trustee hereby reserves unto Trustee a non-exclusive, perpetual easement over, across and upon the parcel of land described in Exhibit B attached hereto ("Parcel 1") for vehicular and pedestrian ingress and egress.

         2. Grant of Access Easement. Trustee hereby grants to KEI, and subordinates the lien of the Security Instrument to, a non-exclusive, perpetual easement over, across and upon the parcel of land described in Exhibit C attached hereto ("Parcel 2") for vehicular and pedestrian ingress and egress.

         3. Reservation of Water/Sewer Utility Easements. Trustee hereby reserves a non-exclusive, perpetual easement over, under, across and upon the parcel of land described in Exhibit D attached hereto ("Parcel 3") for the construction, operation, repair and maintenance of [water/sanitary sewer] utility lines.

         4. Grant of Water/Sewer Utility Easement. Trustee hereby grants to KEI, and subordinates the lien of the Security Instrument to a non-exclusive, perpetual easement over, under, across and upon the parcel of land described in Exhibit E attached hereto ("Parcel 4") for the construction, operation, repair and maintenance of [water/sanitary sewer] utility lines.

         5. Reservation of Drainage Easement. Trustee hereby reserves a non-exclusive, perpetual easement under and through the parcel of land described in Exhibit F attached hereto ("Parcel 5") for the construction, operation, repair and maintenance of storm water drainage. The easement reserved pursuant to this paragraph 5 for storm water drainage is strictly for the placement and use of underground improvements and lines, and nothing herein shall permit the placement of improvements or structures at or above surface level.

         6. Reservation of Drainage Easement. Trustee hereby grants to KEI, and subordinates the lien of the Security Instrument to a non-exclusive, perpetual easement under and through the parcel of land described in Exhibit C attached hereto ("Parcel 3") for the construction, operation, repair and maintenance of storm water drainage. The easement granted pursuant to this paragraph 6 for storm water drainage is strictly for the placement and use of underground improvements and lines, and nothing herein shall permit the placement of improvements or structures at or above surface level.

         7. Each party shall have the right to have landscaping, roadways, parking and other paving and related improvements over and upon such of Parcel 3, Parcel 4, Parcel 5, and Parcel 6 as are owned by such party; provided, however, that the fee owner shall have no right to construct or place any buildings or other improvements over and upon such Parcels which would materially impair or interfere with the intended purpose of such easement or violate the terms of any permit required for the operation of the facilities therein. Without limiting the foregoing, all parties hereto consent to the existing improvements within such Parcels.

         8. Maintenance and Repair of Access Easement Areas. The owner owning fee title thereto shall repair and maintain Parcel 1 and Parcel 2 (including, but not limited to the paving, striping, landscaping and lighting thereon) in such a condition so as to permit the reasonably unobstructed use and enjoyment of the easements herein granted.

         9. Maintenance and Repair of Easement Areas other than Access Easement Areas. Each party shall maintain and repair all storm water drainage, water and sanitary sewer facilities and lines used exclusively by it, and shall also maintain and repair all other storm water drainage, water and sanitary sewer facilities and lines located on lands owned in fee by such party which are used by Trustee and KEI. All maintenance and repair work performed by KEI and Trustee shall be done only with reasonable prior written notice to the other and at such times and in such manner so as to reasonably avoid interference with the other's use of its lands and the business conducted thereon. All maintenance and repair work performed by KEI and Trustee shall be completed in a timely and first class manner, and the premises shall be restored to substantially the same condition as existed prior to the need for the maintenance or repair (including any repaving, resurfacing or relandscaping of the surface necessitated by the maintenance or repair). The party performing or having performed the maintenance or repair shall indemnify and hold harmless the fee owner of the parcel for any cost, loss, damage or expense arising from said maintenance or repair.

         10. Cost Sharing. Each owner shall bear the total cost of maintaining any storm water drainage and water and sanitary sewer utility facilities and lines serving only such owner's lands. The cost to maintain any storm water drainage, or water or sanitary sewer utility facilities or lines, the use of which is shared by more than one owner, shall be apportioned among the owners based upon the following parameters. For storm water drainage and retention, and ingress and egress easements, the cost of maintenance shall be apportioned based upon the respective land area of the lands served by such facilities. With respect to water and sanitary sewer lines, the cost of maintenance shall be apportioned based upon the number of enclosed, heated square feet within the improvements located on the respective lands served by such facilities.

         11. Taxes. Each owner of land on which a Parcel is located shall pay, prior to delinquency, all taxes assessed against its respective land, and upon request, furnish proof of payment to the other owner.

         12. Exercise of Easement Rights. The exercise of the easement rights granted herein shall be conducted so as not to unreasonably interfere with the use and enjoyment of the other persons entitled to use or enjoy the respective parcels affected by this Agreement. The owner of the servient estate of any easement granted hereunder shall have the right to use the relevant easement area for any purpose which does not unreasonably interfere with or impair the reasonable use and benefit of such easement for its intended purposes.

         13. Indemnity. No fee owner of any Parcel under this Agreement shall be responsible to any other owner, or to any of the other owner's agents, employees, tenants, invitees or licensees for any loss, expense or damage other than such loss, expense or damage as is caused by the negligence or other fault of any such fee owner, its agents, contractors or employees. Each owner agrees to indemnify and hold the other owner harmless from any and all liability, loss, expense, damage (including attorneys' fees and paralegals' fees) and claims arising from or alleged to arise from use of the easements granted under this Agreement by such first owner's agents, contractors, employees, tenants, invitees or licensees.

         14. Default and Remedies.

             a. In General. In the event of a breach by any party under this Agreement of any obligation set forth under this Agreement, the non-breaching party shall be entitled to injunctive relief mandating compliance with this Agreement and to obtain a decree specifically enforcing the performance of the obligation; the parties acknowledge and stipulate the inadequacy of legal remedies and the irreparable harm which would be caused by any such breach. Notwithstanding the foregoing, each non-breaching party shall also be entitled to relief by any and all other available, legal and equitable remedies from the consequences of such breach. Any costs and expenses of such proceeding including reasonable attorneys' and paralegals' fees, shall be paid by the breaching party. No breach of the provisions of this Agreement shall entitle any owner or any third party to cancel, rescind and/or otherwise terminate this Agreement, but such limitation shall not affect in any manner any of the other rights and remedies which such party may have under this Agreement by reason of any breach of the provisions of this Agreement. No breach of the provisions of this Agreement shall defeat or render invalid the lien of any mortgage made in good faith for value covering any part of the Parcels under this Agreement or any improvements thereon.

             b. Self Help. In addition to those remedies provided above, if any party (the "Defaulting Party") shall default in the performance of an obligation of such Defaulting Party under this Agreement, which default adversely affects any other owner (the "Affected Party"), the Affected Party, after 30 days' prior written notice to the Defaulting Party and any Mortgagee (as hereinafter defined) having a lien on the parcel held by the Defaulting Party (providing that such Mortgagee, as the case may be, shall have given written notice to the Affected Party of the name and address of such Mortgagee), or, in the event of any emergency, after such notice as is practical under the circumstances, shall have the right to perform such obligation on behalf of the Defaulting Party. In such event, if the Affected Party does, in fact, perform such obligation on behalf of the Defaulting Party, the Defaulting Party shall promptly, after being given written notice of the fact and amount of such expenditure by the Affected Party, reimburse the Affected Party for the Defaulting Party's share of the reasonable cost thereof (not exceeding prevailing rates for like or similar work and materials, as applicable), together with interest thereon from the date of the Affected Party's outlay at a rate (the "Default Rate") equal to twelve percent (12.0%) per annum, plus reasonable collection fees.

         15. Mortgagee Rights. The owner and holder of any mortgage lien, deed of trust, or similar instrument encumbering lands benefitted by a Parcel, or part thereof (a "Mortgagee") shall have the same rights as its respective mortgagor hereunder, including the right to cure defaults of its mortgagor and to seek curative actions and exercise enforcement rights under this Agreement.

         16. Notices and Communications. All notices, requests, demands and other communications hereunder shall be in writing and transmitted to the other party or parties by either (i) hand or courier delivery; (ii) Federal Express or similar overnight courier delivery; or (iii) U.S. certified mail, return receipt requested, postage prepaid. All notices are to be hand delivered or mailed to the addresses indicated on the address of the party as shown by the tax rolls or to such other address as shall be furnished in writing by any party to the other parties.

         17. Duration of Easements. The easements herein granted (a) are perpetual; (b) are non-exclusive; (c) run with the land; and (d) are binding upon all and inure to the benefit or, as the case may be, burden of all the assigns and successors of the respective owners.

         18. No Dedication. Nothing contained herein shall create any easement or other rights in the respective parcels in the general public; provided, however, that this provision shall not restrict the intended use by the grantees (and their respective successors, assigns, tenants, invitees, guests and customers) of the easements herein granted.

         IN WITNESS WHEREOF, the parties have executed this instrument on the ____ day of ______________, 1997.

[APPROPRIATE SIGNATURE BLOCKS AND ACKNOWLEDGMENTS TO BE INSERTED]

EXHIBIT J - FORM OF BORROWING COMPLIANCE CERTIFICATE

                        BORROWING COMPLIANCE CERTIFICATE


         The undersigned, _______________________________________, the
___________________________ of Koger Equity, Inc. ("Borrower") hereby certifies to First Union National Bank f/k/a First Union National Bank of Florida, Morgan Guaranty Trust Company of New York, AmSouth Bank, and Guaranty Federal Bank F.S.B. (collectively, the "Lenders"), the following pursuant to Section 3.1(c) and 3.1(d) of Amended and Restated Revolving Credit Loan Agreement dated as of December ___, 1997 between Borrower and the Lenders (as amended, supplemented or restated from time to time, the "Loan Agreement") (capitalized terms not otherwise defined in this Certificate will have the meanings assigned to such terms in the Loan Agreement):

         1. Pursuant to Article III of the Loan Agreement, Borrower has requested an Advance in the amount of $_________________ for disbursement on ______________, 199___ (the "Funding Date");

         2. After giving effect to such Advance, the outstanding principal balance of the Loan as of the Funding Date will be $___________________. The undersigned has reviewed and is familiar with the terms of the Loan Agreement and has made a review of the transactions, financial condition and other affairs of Borrower for the relevant accounting period ending on _________________, 19 __ (the "Current Accounting Period") and, on the basis thereof:

              (a) Schedule 1 attached hereto accurately and completely sets forth the calculations required to establish Borrower's compliance with the Financial Covenants set forth in Section 3.1(a) of the Loan Agreement as of the date of the financial statements for the Current Accounting Period; and

              (b) The aggregate outstanding principal amount of the Loan, after giving effect to such Advance does not exceed the maximum borrowing availability as calculated on Exhibit C of the Loan Agreement.

         3.   As of the date hereof and as of the Funding Date:

              (a) Borrower is in material compliance with the Financial Covenants set forth in Section 3.1(a) of the Loan Agreement, both before and after giving effect to such Advance and to the application of proceeds therefrom;

              (b) Borrower is in material compliance with all of the terms, covenants and conditions of the Loan Documents, no Default or Event of Default presently exists or is continuing, and no event or condition has occurred or is continuing, or would result from such Advance or from the application of proceeds therefrom, which would constitute a Default or Event of Default;

              (c) Borrower's representations and warranties set forth in Section
         6.1 of the Loan Agreement remain true and correct in all material respects, both before and after giving effect to such Advance and to the application of proceeds therefrom, except to the extent such representations and warranties specifically relate to an earlier date or such representations or warranties have become untrue by reason of events or conditions otherwise permitted under the Loan Agreement or the other Loan Documents.

         IN WITNESS WHEREOF, the undersigned has signed this Borrowing Compliance Certificate on behalf of Borrower on and as of _________________, 199___.


                                              ---------------------------------
                                              Name:
                                                    ---------------------------
                                              Title:
                                                    ---------------------------



[this document must be signed by Borrower's Chief Financial Officer or Chief Accounting Officer]

 [this document must include attached Schedule 1 Financial Covenant compliance calculations]

                                       56